EX-32 3 exhibit32.htm

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Franklin Lake Resources Inc. on Form 10-QSB for the quarterly period ended January 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Fr. Gregory Ofiesh, acting in the capacity as the Chief Executive Officer and Acting Chief Financial Officer, certify to the best of my knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: March 16, 2006

/s/ Fr. Gregory Ofiesh
     Fr. Gregory Ofiesh
     Chief Executive Officer

/s/ Fr. Gregory Ofiesh
     Fr. Gregory Ofiesh
     Chief Financial Officer